SECURED DEMAND LOAN AGREEMENT

THIS SECURED DEMAND LOAN AGREEMENT (the “Agreement”) is made and entered into effective as of the 31st day of August, 2006 between, by and among QI Systems, Inc. of 609 Cheek Sparger Road, Suite #300, Colleyville, Texas 76034, a corporation registered in the State of Delaware ("Debtor"), and Mr. Danny T. Berry, 3015 Keystone Dr., Cape Girardeau, MO 63701, a private individual ("Secured Party"), pursuant to the terms and conditions set forth herein. Mr. Berry and QI Systems Inc. are collectively referred to herein as the “Parties” and individually as a “Party”.

WITNESSETH:

WHEREAS, Mr. Danny T. Berry is a private investor interested in providing secured funding to QI Systems Inc.,

WHEREAS, QI Systems Inc. is a public corporation interested in securing operating capital,

NOW, THEREFORE for and in consideration of the premises and the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. THE LOAN AMOUNT: For true value received promise to pay to the order of Mr. Danny T. Berry, the sum of One Hundred Thousand Dollars ($100,000.00 USD). The entire principal shall be fully and immediately payable UPON DEMAND of the Secured Party thereof on or after 90 days from the date of signing shown below. The Secured Party shall have at its discretion the right to extend the note in increments of thirty (30) additional days upon the request of the Debtor. At such time an extension is granted to the Debtor by the Secured Party simple interest shall begin accruing at the rate of two and one half percent (2½%) per month from the date of the extension. Upon mutual agreement of the Debtor and the Secured Party indefinite extensions may be granted. At the due date of the loan should the Secured Party elect to exercise the right of calling the note, the Debtor shall have ninety (90) days from the date that the Secured Party’s written notice is received by the Debtor to pay, settle and totally discharge the note without additional penalty or interest.

2. USE OF FUNDS: The Debtor pledges to use the funds provided by the Secured Party herein defined for the purposes of growing, enhancing, developing and strengthening the corporation according to acceptable and established business practices. The Debtor further pledges that funds will not be used as compensation for the Board of Directors or to fund activities not authorized or endorsed by the corporation’s Senior Management.

3. FINANCING FEE: As a financing fee for completing the transaction herein stated by this document, the Secured Party shall receive Two Hundred Fifty Thousand (250,000) shares of QI Systems Inc. common stock payable upon receipt of funds by the Debtor.

D. Berry DB For QI Systems Inc. SG

4. SECURITY INTEREST: Debtor grants to Secured Party a security interest in all inventory, equipment, appliances, furnishings, and fixtures now or hereafter placed upon the premises known as QI Systems Inc., located at 101-3820 Jacombs Road, Richmond, British Columbia, Canada V6V 1Y6 and 609 Cheek Sparger Road, Suite #300, Colleyville, Texas 76034 (the "Premises") or used in connection therewith and in which Debtor now has or hereafter acquires any right and the proceeds therefrom. As additional collateral, Debtor assigns to Secured Party, a security interest in all of its right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests in which Debtor now has or hereafter acquires. The Security Interest shall secure the payment and performance of Debtor's promissory note of even date herewith in the principal amount of One Hundred Thousand Dollars ($100,000.00 USD) and the payment and performance of all other liabilities and obligations of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising.

5. COVENANTS: Debtor hereby warrants and covenants: (a) the collateral will be kept at the Premises and that the collateral will not be removed from the Premises other than in the ordinary course of business. (b) The Debtor's place of business is 101-3820 Jacombs Road, Richmond, BC, Canada V6V 1Y6 and 609 Cheek Sparger Road, Suite #300, Colleyville, Texas 76034 and Debtor will immediately notify Secured Party in writing of any change in or discontinuance of Debtor's place of business. (c) The parties intend that the collateral is and will at all times remain personal property despite the fact and irrespective of the manner in which it is attached to realty. (d) he Debtor will not sell, dispose, or otherwise transfer the collateral or any interest therein without the prior written consent of Secured Party, and the Debtor shall keep the collateral free from unpaid charges (including rent), taxes, and liens. (e) The Debtor shall execute alone or with Secured Party any Financing Statement or other document or procure any document, and pay the cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary. (f) Debtor shall maintain insurance at all times with respect to all collateral against risks of fire, theft, and other such risks and in such amounts as Secured Party may require. (g) The Debtor shall make all repairs, replacements, additions, and improvements necessary to maintain any equipment in good working order and condition. At its option, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or placed on the collateral, may pay rent or insurance due on the collateral and may pay for the maintenance and preservation of the collateral. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization.

6. DEFAULT: The Debtor shall be in default under this Agreement upon the happening of any of the following: (a) any misrepresentation in connection with this Agreement on the part of the Debtor. (b) Any noncompliance with or nonperformance of the Debtor's obligations under the Note or this Agreement. (c) if Debtor is involved in any financial difficulty as evidenced by (i) an assignment for the benefit of creditors, or (ii) an attachment or receivership of assets not dissolved within ninety (90) days, or (iii) the institution of Bankruptcy proceedings, whether voluntary or involuntary, which is not dismissed within ninety (90) days from the date on which it is filed. Upon default and at any time thereafter, Secured Party may declare all obligations secured hereby immediately due and payable and shall have the remedies of a Secured Party under the Uniform Commercial Code. Secured Party may require the Debtor to make it available to Secured Party at a place which is mutually convenient. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. This Agreement shall inure to the benefit up and bind the heirs, executors, administrators, successors, and assigns of the parties. This Agreement shall have the effect of an instrument under seal.

D. Berry DB For QI Systems Inc. SG

7. ASSIGNMENT: This Agreement may not be assigned by any Party without the other Party’s prior written approval.

8. NOTICE: Any notice or communication required or permitted hereunder shall be in writing and (i) personally delivered, (ii) sent by United States registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means. Such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) as evidenced by the notifying Party’s receipt of written or electronic confirmation of such delivery or refusal, if received by the Party to be notified between the hours of 8:00 a.m. and 5:00 p.m. Central Standard Time on any business day, with delivery made after such hours to be deemed received on the following business day. For the purposes of notice, the address of the Parties shall be as follows:

If to Secured Party:	Mr. Danny T. Berry
3015 Keystone Drive
Cape Girardeau, MO 63701
Phone: 573-651-8774
Fax:___________________
Email: dbarry5@charter.net

If to Debtor:	Attention: Mr. Steven R. Garman
QI Systems Inc.
609 Cheek Sparger Road
Suite #300
Colleyville, Texas 76034
Phone: 817-485-8111
Fax: 817-485-8186
sgarman@qisystems.ca

Any address for notice may be changed by written notice so given.

9. AMMENDMENTS: This Agreement may not be modified or amended except in writing signed by all Parties hereto.

D. Berry DB For QI Systems Inc. SG

10. ACCEPTANCE: The last party executing this Agreement shall have until 5:00 p.m., Central Standard Time, on the date which is ten (10) days after the date of the execution of this Agreement by the first Party to execute this Agreement, as evidenced by the date shown on the signature page attached hereto, and return a fully executed original thereof to the first Party; otherwise, the offer set forth in this Agreement shall be automatically revoked immediately upon the expiration of such ten (10) day period.

11. NO THIRD-PARTY BENEFICIARY: This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

EXECUTED to be effective as of the date shown herein above, although executed by the parties on the dates indicated below next to their respective signatures.

By: Mr. Danny T. Berry	/s/ Danny T. Berry	9-4-06
	Danny T. Berry	Date

By: QI Systems Inc.	/s/ Steven R. Garman	9-1-06
	Steven R. Garman	Date
President & CEO
Signing for QI Systems Inc.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

D. Berry DB For QI Systems Inc. SG